15





                           ASSIGNMENT AND AMENDMENT AGREEMENT dated as of
                      February 9, 1995, among AMERICAN STANDARD COMPANIES INC., formerly known as ASI Holding Corporation, a Delaware corporation ("Holding"); AMERICAN STANDARD INC., a Delaware corporation ("ASI"); the Subsidiaries of ASI listed on the signature pages hereto (the "ASI Subsidiaries" and, together with Holding and ASI, the "ASI Parties"); the financial institutions listed in Schedule I hereto, in their respective capacities as parties to the Original Credit Documents referred to below (the "Original Lenders"); and the financial institutions listed in
                      Schedule II hereto (the "Continuing Lenders"); including CHEMICAL BANK, as Administrative Agent for the Original Lenders and Continuing Lenders (in such capacity, the "Agent") and as Collateral Agent for the Original Lenders and the Continuing Lenders (in such capacity, the "Collateral Agent").

                                         Preliminary Statement

                  A. Holding, ASI and the ASI Subsidiaries are parties to a Credit Agreement dated as of June 1, 1993 (as amended and in effect immediately prior to the effectiveness of the transactions contemplated by this Agreement, the "1993 ASI Credit Agreement"), with the Original Lenders. The ASI Parties desire to amend and restate the 1993 ASI Credit Agreement and to restructure all outstanding loans and commitments thereunder (including by providing for the repayment of certain of such loans) and have requested that the Original Lenders and the Continuing Lenders enter into this Agreement for that purpose.

                  B. The Continuing Lenders are willing to amend and restate the 1993 ASI Credit Agreement in the form of the Amended and Restated Credit Agreement executed and delivered herewith (the "Amended and Restated Credit Agreement"), among the ASI Parties and the Continuing Lenders, and to restructure the outstanding loans and commitments under the 1993 ASI Credit Agreement on the terms and conditions set forth herein and in the Amended and Restated Credit Agreement.

                  C. ASI has notified all the Original Lenders and the Continuing Lenders of the scheduled date for the effectiveness of the assignments and amendments contemplated hereby (which shall be the Effective Date referred to in Section III).

                  D. Each of ASI and the ASI Subsidiaries that are to borrow on the Effective Date under the Amended and Restated Credit Agreement has delivered to the Agent, in accordance with the Amended and Restated Credit Agreement, a Borrowing Request (as defined therein), which specifies (i) the amounts and currencies of loans that it desires to be advanced to it on the Effective Date that are not already outstanding under the 1993 ASI Credit Agreement, and (ii) the amounts and currencies of loans made to it that are outstanding under the 1993 ASI Credit Agreement and that are to remain outstanding thereunder on the Effective Date (the loans described in this clause (ii) being collectively called the "Continuing Loans"). The foregoing Borrowing Requests are referred to herein collectively as the "Effective Date Loan Notices".

                  E. The parties (other than the Withdrawing Lenders, as defined below) desire that the Continuing Loans remain outstanding as indebtedness under the Amended and Restated Credit Agreement, that letters of credit issued and outstanding under the 1993 ASI Credit Agreement remain outstanding under the Amended and Restated Credit Agreement and that the guarantees of, and security interests securing, obligations under the 1993 ASI Credit Agreement and the other "Credit Documents" as defined therein (collectively, the "Credit Documents") be amended to the extent provided herein and, in such original or amended form (as applicable), continue to guarantee and to secure obligations under the Amended and Restated Credit Agreement and the Credit Documents.

                  F. The Original Lenders that will not be Continuing Lenders (the "Withdrawing Lenders") desire to be released from their obligations under, and all the Original Lenders desire to assign and transfer to the Continuing Lenders (to the extent not retained by them as Continuing Lenders) their interests and rights under, the 1993 ASI Credit Agreement.

                  Accordingly, the parties hereto hereby agree as follows:


I.  ASSIGNMENT AND AMENDMENT

                  SECTION 1.01. Funding Memorandum. On or prior to the Effective Date, the Agent and ASI shall prepare a funding memorandum (the "Funding Memorandum") setting forth (i) with respect to each borrower under the 1993 ASI Credit Agreement, the amounts and currencies of its outstanding loans thereunder as of the Effective Date and any differences between such amounts and currencies compared to the amounts and currencies of the loans that will continue to be outstanding under, or be made under, the Amended and Restated Credit Agreement on the Effective Date based on the Effective Date Loan Notices, (ii) the respective amounts and currencies of the Continuing Loans that will continue to be held on the Effective Date by Original Lenders currently holding such Continuing Loans as a result of such Original Lenders also being Continuing Lenders (such Continuing Loans being the "Retained Continuing Loans"), (iii) the respective amounts and currencies of the Continuing Loans that will be assigned on the Effective Date pursuant to Section 1.02 by Original Lenders currently holding such Continuing Loans (the "Assigning Lenders") as a result of such Original Lenders being Withdrawing Lenders or having commitments under the Amended and Restated Credit Agreement that are inconsistent with the retention of all the Continuing Loans currently held by them (such Continuing Loans being the "Assigned Continuing Loans") and, as to each category of Assigned Continuing Loans, the amount of such Loans, if any, to be purchased by each Continuing Lender (the Continuing Lenders purchasing Assigned Continuing Loans of any category being called the "Applicable Continuing Lenders" in respect thereof),
(iv) the letters of credit to be outstanding under the 1993 ASI Credit Agreement as of the Effective Date, and (v) the respective amounts to be paid and received by the parties hereto on the Effective Date pursuant to Section 1.06.

                  SECTION 1.02. Assignments. Subject to the conditions set forth in Article III, effective on the Effective Date, (a) each Assigning Lender hereby assigns and transfers to the Applicable Continuing Lenders, without recourse, representation or warranty (other than as expressly set forth in Article II), all its Assigned Continuing Loans of each category and all its related rights and interests under the Credit Documents, and (b) the Applicable Continuing Lenders hereby purchase and accept all such Assigned Continuing Loans, rights and interests. Notwithstanding the foregoing, (i) the Assigning Lenders shall retain the exclusive right under the Credit Documents to receive and retain the payments referred to in clauses (a) and (c) of Section 1.06, and
(ii) the Assigning Lenders shall retain all their rights under the Credit Documents in respect of indemnification and expense reimbursement obligations, including under Sections 2.12, 2.14, 2.18 and 10.01 of the 1993 ASI Credit Agreement, which shall survive the amendment and restatement of the 1993 ASI Credit Agreement without prejudice to the rights of the Continuing Lenders under the Amended and Restated Credit Agreement (and for purposes of such Section 2.14, the assignments of the Assigned Continuing Loans on the Effective Date shall be treated as prepayments of such Loans, as provided in Section 1.06(a)(iii)). In implementation of the foregoing, the Original Lenders agree to use their best efforts to deliver to the Agent, on or prior to the Effective Date (or as promptly as possible thereafter), all promissory notes issued under the 1993 ASI Credit Agreement (the "Original Notes"), or written certification that such Original Notes are lost or cannot be located; provided that (A) failure to deliver the Original Notes shall not affect the validity of the assignments provided for herein and (B) each Original Lender that fails so to deliver its Original Notes hereby agrees to indemnify the ASI Parties against any loss, cost or expense resulting from such failure. The Agent shall surrender to ASI on the Effective Date, for cancellation, all Original Notes received by the Agent, it being understood that loans outstanding under the Amended and Restated Credit Agreement are to be evidenced as provided therein.

                  SECTION 1.03. Amendment and Restatement. Subject to the conditions set forth in Article III, on the Effective Date, upon the consummation of the assignments referred to in Section 1.02, (a) the 1993 ASI Credit Agreement shall be amended and restated in the form of the Amended and Restated Credit Agreement, (b) the Continuing Loans shall constitute Loans outstanding under, and as defined in, the Amended and Restated Credit Agreement in accordance with the Effective Date Loan Notices (and, for purposes of the Amended and Restated Credit Agreement, the Continuing Lenders shall be deemed to have advanced their respective Continuing Loans under the Amended and Restated Credit Agreement on the Effective Date as though made pursuant to Borrowing Requests delivered thereunder), (c) the interests, rights and obligations of each Continuing Lender shall be limited to those set forth in the Amended and Restated Credit Agreement and the Credit Documents as amended (if applicable) pursuant to the Credit Documents Amendment Agreement dated as of the date hereof among Holding, ASI, the ASI Subsidiaries and the Collateral Agent (the "Credit Documents Amendment") and (d) certain of the Credit Documents (and all interests of any party thereunder, including all security interests whatsoever) shall be amended pursuant to the Credit Documents Amendment as described in Schedule 1.03 and shall continue in full force and effect for the benefit of the Continuing Lenders, and all references in any thereof to the 1993 ASI Credit Agreement or to any such other Credit Documents shall be deemed references to the Amended and Restated Credit Agreement or to such Credit Documents as amended thereby (if applicable), as the Amended and Restated Credit Agreement or such Credit Documents may hereafter be amended, supplemented or otherwise modified from time to time.

                  SECTION 1.04 Consents and Releases. The ASI Parties hereby consent and agree to the transactions to be effected by Sections 1.02 and 1.03 and hereby release, effective on the Effective Date, the Withdrawing Lenders from all their obligations under the Credit Documents other than any obligations they may have under Section 2.18(g) of the 1993 ASI Credit Agreement. The Continuing Lenders and the ASI Parties acknowledge that certain of the Credit Documents are being amended and restated, as provided in Section 1.03, forthwith upon consummation of the assignments referred to in Section 1.02 and, accordingly, the Continuing Lenders and the ASI Parties agree that, upon the effectiveness of the amendment and restatement provided for in Section 1.03, the obligations of the ASI Parties (other than as set forth herein) and the Continuing Lenders shall be limited to those set forth in the Amended and Restated Credit Agreement and the Credit Documents as amended (if applicable).

                  SECTION 1.05. Letters of Credit. On the Effective Date, each letter of credit issued and outstanding under the 1993 ASI Credit Agreement (a "Continuing Letter of Credit") shall continue to constitute a Letter of Credit issued under, and as defined in, the Amended and Restated Credit Agreement, with the same effect as though issued thereunder on the Effective Date. Each Continuing Lender that shall have issued a Continuing Letter of Credit (a "Continuing Issuing Bank") shall be deemed to be an "Issuing Bank", as defined in the Amended and Restated Credit Agreement, in respect of such Continuing Letter of Credit for all purposes of the Credit Documents, entitled to the benefits thereof; and each Issuing Bank Agreement (as defined in the 1993 ASI Credit Agreement) in effect on the Effective Date shall continue to constitute an Issuing Bank Agreement under the Amended and Restated Credit Agreement. The ASI Parties and the Continuing Lenders consent to the foregoing and each Continuing Issuing Bank agrees that, on and after the Effective Date, the Original Lenders shall be released from their participations acquired under the 1993 ASI Credit Agreement in such Continuing Letters of Credit issued by it, without prejudice to the rights of such Continuing Issuing Bank in respect of the participations acquired by Continuing Lenders under the Amended and Restated Credit Agreement in respect of such Continuing Letters of Credit. Each Continuing Issuing Bank and the ASI Parties also hereby acknowledge and agree that, on and after the Effective Date, the compensation payable by the ASI Parties to such Continuing Issuing Bank with respect to its Continuing Letters of Credit shall be as set forth in the Issuing Bank Agreement executed and delivered by ASI and such Continuing Issuing Bank, as contemplated by the Amended and Restated Credit Agreement.

     SECTION 1.06. Payments. Subject to the conditions set forth in Article III hereof, on the Effective Date:

         (a) each ASI Party that is a borrower under the 1993 ASI Credit Agreement shall pay, and ASI shall cause each such borrower to pay, to the Agent, in the manner and currencies required under the 1993 ASI Credit Agreement for distribution to the Original Lenders in accordance with the 1993 ASI Credit Agreement, an amount equal to the sum of (i) all accrued and unpaid interest on all the loans of such ASI Party outstanding under the 1993 ASI Credit Agreement, regardless of whether such loans are being prepaid on such date, (ii) the aggregate principal amount of all the loans (excluding only Continuing Loans) of such ASI Party outstanding under the 1993 ASI Credit Agreement (and the amounts referred to in this clause (ii) shall be applied to prepay such loans on the Effective Date), and (iii) without limiting clause (b)(ii) of Section 1.02, all fees and other amounts, including without limitation any break funding costs arising as a result of the payments provided for herein (to the extent ASI has received prior notice thereof), accrued and unpaid (whether or not then due) by such ASI Party under the 1993 ASI Credit Agreement or any Credit Document (and for purposes of this clause (iii), each assignment of an Assigned Continuing Loan shall be treated as a prepayment thereof on the Effective Date in determining break funding costs due under the 1993 ASI Credit Agreement);

         (b) each Continuing Lender shall pay to the Agent, in accordance with
     Section 2.02(c) of the Amended and Restated Credit Agreement, (i) the amounts of the loans (other than Continuing Loans) to be made by such Continuing Lender under the Amended and Restated Credit Agreement on the Effective Date based upon the Effective Date Loan Notices and the Funding Memorandum, and (ii) amounts equal to the principal amounts of the Assigned Continuing Loans that will constitute outstanding loans of such Continuing Lender under the Amended and Restated Credit Agreement based upon such Effective Date Loan Notices and the Funding Memorandum;

         (c) the Agent shall pay (i) to the Original Lenders from the funds received by it pursuant to clause (a)(i) above, all accrued and unpaid interest in respect of the Loans of such Lenders outstanding under the 1993 ASI Credit Agreement on the Effective Date; (ii) to the Original Lenders from the funds received by it pursuant to clause (a)(ii) above, the aggregate principal amounts of the respective loans (other than Continuing Loans) of such Lenders outstanding under the 1993 ASI Credit Agreement on the Effective Date; (iii) to the Assigning Lenders from the funds received by it pursuant to clause (b)(ii) above, the aggregate principal amounts of the respective Assigned Continuing Loans of such Lenders outstanding on the Effective Date; and (iv) to the Original Lenders from the funds received by it pursuant to clause (a)(iii) above, all fees and other amounts, including break funding costs determined in accordance with the 1993 ASI Credit Agreement and such clause (a)(iii), accrued and unpaid (whether or not than due) to such Lenders by reason of the assignments and prepayments provided for herein or otherwise under the 1993 ASI Credit Agreement (but only to the extent that ASI has received prior notice thereof);

         (d) the ASI Parties that are parties to the Amended and Restated Credit Agreement shall pay to the Agent, in the manner and currencies required under the Amended and Restated Credit Agreement for distribution to the Continuing Lenders in accordance with the Amended and Restated Credit Agreement, all fees and other amounts payable to the Continuing Lenders pursuant to Section III(g) hereof on the Effective Date; and

         (e) the Agent shall pay to each ASI Party that is a borrower under the Amended and Restated Credit Agreement, from the funds received by it pursuant to clause (b)(i) above, the balance of such funds remaining for the account of such ASI Party.

                  The obligations of the Continuing Lenders under clause (b) above are several and not joint. The parties acknowledge that not all the break funding costs under the 1993 ASI Credit Agreement have been notified to ASI, and ASI shall pay such costs in accordance with the 1993 ASI Credit Agreement.


II.  REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS

                  SECTION 2.01. Representations and Warranties of Original Lenders. (a) Each of the Assigning Lenders represents and warrants, as of the Effective Date, to the Continuing Lenders that it is the beneficial and record owner of the Assigned Continuing Loans to be assigned by it as contemplated by
Section 1.02; and that it has not sold, transferred or created any participating interest in or lien upon such Assigned Continuing Loans (except participating interests which will terminate upon the assignment provided for in Section 1.02).

                  (b) Each of the Original Lenders represents and warrants to the Continuing Lenders that it has the power and authority to execute, deliver and perform its obligations under this Agreement and that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

                  SECTION 2.02. Representations and Warranties of Continuing Lenders. Each Continuing Lender represents and warrants to the Original Lenders that it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

                  SECTION 2.03. Representations and Warranties of the ASI Parties. Each of the ASI Parties represents and warrants to the Withdrawing Lenders that it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity or, in the case of the ASI Parties that are Foreign Subsidiaries, applicable laws disclosed in legal opinions delivered pursuant to the 1993 ASI Credit Agreement or the Amended and Restated Credit Agreement, as applicable. Except for certain corporate reorganizations which have been disclosed in writing to the Administrative Agent, each of the ASI Parties represents and warrants (as to itself and its Subsidiaries and the shares of capital stock, or parts, as applicable, pledged by it and them) to the Continuing Lenders that, as of the date hereof, (a) as to the pledge of shares of capital stock of any Domestic Subsidiary, such shares of capital stock constitute 100% of the issued and outstanding capital stock of such Domestic Subsidiary owned by ASI Parties and their Subsidiaries and required to be pledged under the 1993 ASI Credit Agreement or the Amended and Restated Credit Agreement, (b) as to the pledge of shares of capital stock or parts, as applicable, of any Foreign Subsidiary pledged by ASI or any Subsidiary to secure Domestic Obligations, such shares of capital stock or parts, as applicable, constitute at least 65% in the aggregate of the issued and outstanding capital stock of such Foreign Subsidiary owned by ASI, Holding and any Domestic Subsidiary and required to be pledged under the 1993 ASI Credit Agreement or the Amended and Restated Credit Agreement and (c) as to the pledge of shares of capital stock or parts, as applicable, of any Foreign Subsidiary pledged by ASI or any Subsidiary to secure Obligations other than Domestic Obligations, such shares of capital stock or parts, as applicable, constitute 100% of the issued and outstanding stock of such Foreign Subsidiary owned by ASI Parties and their Subsidiaries and required to be pledged under the 1993 ASI Credit Agreement or the Amended and Restated Credit Agreement.

                  SECTION 2.04. Certain Agreements Among ASI Parties and Continuing Lenders. The ASI Parties that are parties to the Amended and Restated Credit Agreement and the Continuing Lenders agree that, for all purposes of the Credit Documents, the transactions contemplated hereby, including the payments contemplated by Section 1.06 and the transactions contemplated by Sections 1.02,
1.03 and 1.04, shall be deemed to constitute part of the "Transactions" as defined in the Amended and Restated Credit Agreement. In the event that the Offering (as defined in the Amended and Restated Credit Agreement) shall occur contemporaneously with the initial Borrowings under the Amended and Restated Credit Agreement, it is understood and agreed that such Borrowings shall be deemed to have occurred immediately prior to the Offering.

III.  CONDITIONS

                  The transactions contemplated by Sections 1.02, 1.03, 1.04 and
1.05 shall become effective only upon the satisfaction, on a single date (which shall be the Effective Date) on or prior to March 31, 1995, of the following conditions (capitalized terms used in this Section III and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Credit Agreement):

         (a) all the payments referred to in Section 1.06 shall have been made;

         (b) each Continuing Lender shall have received a duly executed Note, if requested by such Continuing Lender, in respect of each Credit Facility under which it has a Commitment, complying with the provisions of Section
     2.06 of the Amended and Restated Credit Agreement; provided that the receipt of executed Swingline Notes by the Swingline Lender requesting Swingline Notes shall not be a condition to the effectiveness of this Agreement or to the obligation of any Continuing Lender to make Loans (other than Swingline Loans to be evidenced thereby);

         (c) the Agent shall have received, on behalf of the Lenders, legal opinions from each of Debevoise & Plimpton, counsel to the Credit Parties, Richard A. Kalaher, Esq., Acting General Counsel of ASI, and such foreign counsel to ASI and the Subsidiary Borrowers and other counsel as shall have been requested by the Agent, each such opinion to be dated the Effective Date and addressed to the Issuing Banks, the Administrative Agent and the Lenders, as to such matters as the Agent may reasonably request, and the Borrowers hereby instruct each such counsel to deliver such opinions;

         (d) the representations and warranties set forth in Article III of the Amended and Restated Credit Agreement and in each Credit Document shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

         (e) all legal matters incidental to this Agreement, the Amended and Restated Credit Agreement, the Borrowings thereunder, the Credit Documents and the Transactions shall be satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Agent;

         (f) the Agent shall have received, on behalf of the Lenders, (i) in the case of any Credit Party of which the certificate or articles of incorporation (or other analogous document) has been changed since June 1, 1993, a copy of the certificate or articles of incorporation (or other analogous document), including all amendments thereto, of such Credit Party, certified (where reasonably available, in the case of any Credit Party organized outside the United States) as of a recent date by the Secretary of State (or other appropriate Governmental Authority) of the state (or country) of its organization, or other evidence reasonably satisfactory to the Agent as to the organization of such Credit Party; (ii) a certificate as to the good standing or subsistence (or other analogous certification), to the extent available, of each of the Credit Parties as of a recent date, from the appropriate Secretary of State (or other appropriate Governmental Authority) or other evidence reasonably satisfactory to the Agent as to the good standing of such Credit Party;
     (iii) a certificate of the Secretary or Assistant Secretary (or other Responsible Officer, in the case of Credit Parties that do not have a Secretary or an Assistant Secretary) of each Credit Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or other analogous documents to the extent available) of such Credit Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party (and, if necessary, resolutions duly adopted by the shareholders or other equity owners of such Credit Party) authorizing the execution, delivery and performance of the Amended and Restated Credit Agreement and the Credit Documents to which such Credit Party is or is to be a party and, in the case of the Borrowers, the Borrowings, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or analogous documents) of such Credit Party have not been amended since the date of the last amendment thereto shown on the certificate (or other analogous certification or such other evidence reasonably satisfactory to the Agent) furnished pursuant to clause (i) above or, if no such certificate is required to be furnished under (i) above, since June 1, 1993, and (D) as to the incumbency and specimen signature of each officer executing the Amended and Restated Credit Agreement, any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party; (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above; and (v) such other documents as the Lenders, the Issuing Banks or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request;

         (g) the Agent shall have received, on behalf of the Lenders, an Officer's Certificate of ASI, dated the Effective Date, confirming compliance with the conditions precedent set forth in paragraphs (b) and
     (c) of Section 4.01 of the Amended and Restated Credit Agreement insofar as such conditions precedent relate to ASI and its Subsidiaries;

         (h) the Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any of the Borrowers hereunder or under any Credit Document (to the extent invoices and statements therefor have been received);

         (i) the Security Documents and the Guarantee Documents shall be in full force and effect on the Effective Date. The Collateral Agent on behalf of the holders of the Obligations shall have a security interest in the Collateral of the type and priority described in each Security Document, perfected to the extent contemplated by Section 3.09 of the Amended and Restated Credit Agreement;

         (j) the Agent shall have received, on behalf of the Lenders, a satisfactory Perfection Certificate dated the Effective Date from ASI, demonstrating the perfection, to the extent contemplated by Section 3.09 of the Amended and Restated Credit Agreement, of the Liens granted under the Security Documents;

         (k) the Offering shall have occurred (or shall occur contemporaneously with the initial Borrowings under the Amended and Restated Credit Agreement) on the terms and conditions disclosed to the Lenders prior to execution and delivery of this Agreement (or other terms and conditions approved by the Lenders). The Agent shall have received, on behalf of the Lenders, copies of all documentation executed and delivered in connection with the Offering;

         (l) the Lenders shall have received a satisfactory pro forma consolidated balance sheet for ASI, reflecting the Transactions, and a satisfactory statement of sources and uses of funds in connection with the Transactions, in each case certified by a Financial Officer of ASI;

         (m) after giving effect to all Borrowings made on the Effective Date, the Total Revolving Credit Commitment will exceed the aggregate outstanding principal amount of Revolving Credit Loans and Swingline Loans by an amount that equals or exceeds $150,000,000 (adjusted as necessary to take account of exchange rate fluctuations occurring after the delivery of the Funding Memorandum);

         (n) ASI shall have taken all actions, if any, necessary to designate its liabilities in respect of the Obligations as senior indebtedness for purposes of the subordination provisions of its subordinated indebtedness (including, in the case of ASI, the Subordinated Securities), and the Obligations shall constitute senior indebtedness for such purposes;

         (o) the Agent shall have received, on behalf of the Lenders, a report from ASI's independent insurance broker, together with any other evidence reasonably requested by the Lenders, demonstrating that the insurance described in Schedule 3.20 of the Amended and Restated Credit Agreement is in effect;

         (p) except as contemplated by the Transactions and as otherwise disclosed to the Lenders prior to the execution and delivery of this Agreement and the Amended and Restated Credit Agreement, there shall not have occurred any Prepayment Event or any other material change in the capitalization or corporate structure of Holding or the Borrowers since the date of the most recent balance sheet referred to in Section 3.08 of the Amended and Restated Credit Agreement;

         (q) the Transactions, including the extensions of credit (and in particular the incurrence of the Loans and the issuance of the Letters of Credit) under the Amended and Restated Credit Agreement, the continuance of the Liens created by the Security Documents and the consummation of the Offering, shall have been approved or exempted by all requisite Governmental Authorities, and all such approvals or exemptions, including any conditions imposed thereby, shall be in form and substance acceptable to the Lenders. No action shall have been taken by any Governmental Authority which restrains or prevents or seeks to restrain or prevent, or imposes or seeks to impose materially adverse conditions upon, any of the Transactions;

         (r) no action, suit, litigation or similar proceeding at law or in equity or by or before any court or other Governmental Authority shall exist or, in the case of litigation by a Governmental Authority, be threatened, with respect to any of the Transactions which would in the reasonable opinion of the Lenders be likely to result in a Materially Adverse Effect;

         (s) all aspects of the structure and documentation of the Transactions and all corporate and other proceedings taken or to be taken in connection therewith and all documents incidental thereto, in each case to the extent not otherwise provided for herein, shall be reasonably satisfactory in form and substance to the Agent and to Cravath, Swaine & Moore, counsel for the Agent, and the Lenders shall have received copies of all such documents as the Lenders may reasonably request; and

         (t) the Agent shall have received, on behalf of the Lenders, the duly executed Credit Documents Amendment Agreement referred to in Schedule 1.03 executed by each person which is a party to any Credit Document.

Satisfaction of the foregoing conditions shall be conclusively evidenced by (i) receipts executed and delivered by the Agent and ASI, in the case of the condition set forth in clause (a) above and (ii) the making of the payments described in Section 1.06 on the Effective Date, in the case of the conditions set forth in clauses (b) through (t) above; provided that execution and delivery of the receipts referred to in clause (i) above shall not affect the rights of any party hereto to receive amounts due and payable to it and not actually received by such party. Unless and until the transactions contemplated by Sections 1.02, 1.03, 1.04 and 1.05 become effective as provided above, the Credit Documents shall remain in full force and effect in accordance with their respective terms and the rights and obligations of the parties thereto shall not be affected hereby.


IV.  MISCELLANEOUS

                  SECTION 4.01. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (including, in the case of the Original Lenders, all banks or other persons which shall become Lenders under and as defined in the 1993 ASI Credit Agreement hereafter and prior to the Effective Date and, in the case of the Continuing Lenders, all banks or other persons which shall hereafter become Lenders under and as defined in the Amended and Restated Credit Agreement).

     SECTION 4.02. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     SECTION 4.03. Amendment. This Agreement may be waived, modified or amended only by a written agreement executed by each of the parties hereto.

                  SECTION 4.04. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 4.05. No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the Amended and Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the 1993 ASI Credit Agreement or discharge or release the Lien or priority of any pledge agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the 1993 ASI Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the Amended and Restated Credit Agreement, or any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Borrower or any Guarantor or any Pledgor under any Credit Document from any of its obligations and liabilities as a "Borrower", "Guarantor" or "Pledgor" under the 1993 ASI Credit Agreement or the Credit Documents. Each of the 1993 ASI Credit Agreement and the Credit Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith. Notwithstanding any provision of this Agreement or the Amended and Restated Credit Agreement, the provisions of Sections 8.05 and 10.01 of the 1993 ASI Credit Agreement, including all defined terms used therein, will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Effective Date.


                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.


 AMERICAN STANDARD COMPANIES INC.,

 by /s/ Thomas S. Battaglia
 Name: Thomas S. Battaglia
 Title: Vice President and
        Treasurer


 AMERICAN STANDARD INC.,

  by /s/ Thomas S. Battaglia
  Name: Thomas S. Battaglia
  Title: Vice President and
  Treasurer


  AMERICAN STANDARD (UK) LIMITED,

  by /s/ Thomas S. Battaglia
  Name: Thomas S. Battaglia
  Title: Attorney-in-Fact


  AMERICAN STANDARD CREDIT INC.,

  by /s/ Thomas S. Battaglia
  Name: Thomas S. Battaglia
  Title: Vice President &
  Treasurer


  WABCO STANDARD TRANE INC.,

   by /s/ Thomas S. Battaglia
   Name: Thomas S. Battaglia
   Title: Attorney-in-Fact


   WABCO STANDARD GMBH,

   by /s/ Thomas S. Battaglia
   Name: Thomas S. Battaglia
   Title: Attorney-in-Fact


   WABCO STANDARD TRANE B.V.,

   by /s/ Thomas S. Battaglia
   Name: Thomas S. Battaglia
   Title: Attorney-in-Fact


   STANDARD EUROPE, a European Economic Interest Grouping,

   by /s/ Thomas S. Battaglia
   Name: Thomas S. Battaglia
   Title: Attorney-in-Fact

   CHEMICAL BANK, individually and as Administrative Agent

   by /s/ Robert K. Gaynor
   Name: Robert K. Gaynor
   Title: Vice President


   BANCA COMMERCIALE ITALIANA, NEW YORK BRANCH,

   by /s/ Charles Dougherty
   Name: Charles Dougherty
   Title: Vice President


   by /s/ Sarah Kim
   Name: Sarah Kim
   Title: Assistant Vice President


   BANK OF AMERICA ILLINOIS,

   by /s/ Phillip F. Van Winkle
   Name: Phillip F. Van Winkle
   Title: Vice President


   BANK OF SCOTLAND,

   by /s/ Catherine M. Oniffrey
   Name: Catherine M. Oniffrey
   Title: Vice President


   BANKERS TRUST COMPANY,

   by /s/ Mary Kay Coyle
   Name: Mary Kay Coyle
   Title: Vice President


   BANQUE INDOSUEZ,

   by /s/ John L. Sabre
   Name: John L. Sabre
   Title: First Vice President


   by /s/ John G. Popp
   Name: John G. Popp
   Title: First Vice President


   BANQUE PARIBAS,

   by /s/ David C. Buseck
   Name: David C. Buseck
   Title: Vice President


    by /s/ Jeffrey J. Youle
    Name: Jeffrey J. Youle
    Title: Senior Vice President


   CANADIAN IMPERIAL BANK OF COMMERCE,

    by /s/ E. Lindsay Gordon
    Name: E. Lindsay Gordon
    Title: Authorized Signatory


CERES FINANCE, LTD.

by
/s/ Darren P. Riley
Name: Darren P. Riley
Title: Director


CITIBANK, N.A.,

by
/s/ Judith C. Fishlow
Name: Judith C. Fishlow
Title: Vice President

COMPAGNIE FINANCIERE de CIC et de l'UNION
EUROPEENNE,

by
/s/ Sean Mounier
Name: Sean Mounier
Title: First Vice President


by
/s/ Brian O'Leary
Name: Brian O'Leary
Title: Vice President


CREDIT LYONNAIS, NEW YORK BRANCH,

by
/s/ Frederick Haddad
Name: Frederick Haddad
Title: Senior Vice President


CREDIT SUISSE,

by
/s/ Andrea Shkane
Name: Andrea Shkane
Title: Associate

by
/s/ Christopher J. Elder
Name: Christopher Elder
Title: Member of Senior Management


CREDITO ITALIANO SpA,

by
/s/ Harmon P. Butler
Name: Harmon P. Butler
Title: First Vice President


by
/s/ Saiyed A. Abbas
Name: Saiyed A. Abbas
Title: Assistant Vice President


CRESCENT CAPITAL CORP., as Portfolio Manager and
Attorney-in-Fact for CRESCENT/MACH I, L.P.,

by
/s/ Jason L. Driscoll
Name: Jason L. Driscoll
Title:


DEUTSCHE BANK AG, NEW YORK BRANCH and/or CAYMAN
ISLANDS BRANCH,

by
/s/ Christopher S. Hall
Name: Christopher S. Hall
Title: Vice President


by
/s/ Daphne K. Lee
Name: Daphne K. Lee
Title: Asst. Vice President


DRESDNER BANK AG, NEW YORK and GRAND CAYMAN
BRANCHES,

by
/s/ Richard W. Conroy
Name: Richard W. Conroy
Title: Vice President


by
/s/ Andrew M. Miltag
Name: Andrew M. Miltag
Title: Vice President

EATON VANCE PRIME RATE RESERVES,

by
/s/ Jeffrey S. Garner
Name: Jeffrey S. Garner
Title: Vice President


FALCON 94, LIMITED,

by
/s/ John A. Ellison
Name: John A. Ellison
Title: Vice President


FIRST NATIONAL BANK OF BOSTON,

by
/s/ Peter K. Merrill
Name: Peter K. Merrill
Title: Director


FLEET BANK OF MASSACHUSETTS, N.A.,

by
/s/ Kimberly S. Kersten
Name: Kimberly S. Kersten
Title: Assistant Vice President


HELLER FINANCIAL, INC.,

by
/s/ James Young
Name: James Young
Title: Vice President


KEYPORT LIFE INSURANCE COMPANY,

by CHANCELLOR SENIOR SECURED MANAGEMENT, as
Portfolio Advisor

by
/s/ Stewart R. Morrison
Name: Stewart R. Morrison
Title: V.P. & Chief Investment Officer


LEHMAN COMMERCIAL PAPER, INC.,

by
/s/ Christopher Ryan
Name: Christopher Ryan
Title: Authorized Signatory


MERRILL LYNCH PRIME RATE PORTFOLIO,

by MERRILL LYNCH ASSET MANAGEMENT, L.P., as
Investment Advisor,

by
/s/ John R. Lennon
Name: John R. Lennon
Title: Authorized Signatory


MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.,

by
/s/ John R. Lennon
Name: John R. Lennon
Title: Authorized Signatory

NATIONAL CITY BANK,

by
/s/ Jeffrey L. Tengel
Name: Jeffrey L. Tengel
Title: Vice President

Notwithstanding the foregoing, Prospect Street
Senior Portfolio, L.P. has created a lien upon and security interest in the assigned Continuing
Loans assigned by it as contemplated by
Section 1.02 in favor of Citibank, N.A., which lien and security interest shall be released upon the sale and assignment hereunder and receipt by it of payment in respect thereof.

Name: Dana E. Erikson
Title:
Vice President

PROSPECT STREET SENIOR PORTFOLIO,  L.P.,

by PROSPECT STREET
SENIOR LOAN CORP., Managing General Partner,

by
/s/ Dana E. Erikson
--------------------
Name:  Dana E. Erikson
Title: Vice President

**Subject to the representation that anything to the contrary in Section 2.01(a) notwithstanding, Restructured Obligations Backed By Senior Assets
B.V. has created a lien and security interest in the Assigned Continuing Loans to be assigned by it as contemplated by Section 1.02 in favor of State Street Bank and Trust Company, which lien and security interest shall be released upon the effectiveness of this agreement.


**RESTRUCTURED OBLIGATIONS BACKED BY SENIOR ASSETS,
, B.V.,

by ABN TRUST COMPANY
(NEDERLAND) BV, its Managing Director,

by
/s/ J. J. Keijsper
-------------------
Name: J.J. Keijsper
Title:Proxy Holder

by
/s/ Th. Spijkerman
Name: Th.Spijkerman
Title:Proxy Holder


SENIOR HIGH INCOME PORTFOLIO, INC.,

by
/s/ John R. Lennon
Name: John R. Lennon
Title: Authorized Signatory

SOCIETE GENERALE,

by
/s/ Salvatore Galatisto
Name: Salvatore Galatisto
Title: Vice President


     **Subject to the representation that anything to **STICHTING RESTRUCTURED OBLIGATIONS BACKED BY SENIOR the contrary in Section 2.01(a) notwithstanding, ASSETS 2 (ROSA 2), Stichting Restructured Obligations Backed By Senior Assets 2 (ROSA 2) has created a lien and by ABN TRUST COMPANY security interest in the Assigned Continuing (NEDERLAND) B.V., its Managing Director, Loans to be assigned by it as contemplated by Section 1.02 in favor of State Street Bank and by Trust Company, which lien and security interest /s/ J. J. Keijsper shall be released upon the effectiveness of this Name: J. agreement. J. Keijsper Title:
Proxy Holder

by
/s/ Th. Spijkerman
Name: Th.
Spijkerman
Title:
Proxy Holder

STRATA FUNDING LTD.,

by
/s/ Darren P. Riley
Name: Darren P. Riley
Title: Assistant Vice President


THE BANK OF NEW YORK,

by
/s/ Peter H. Abdill
Name: Peter H. Abdill
Title: Assistant Vice President


THE BANK OF NOVA SCOTIA,

by
/s/ J. W. Campbell
Name: J. W. Campbell
Title: V.P./Agent


THE CHASE MANHATTAN BANK, N.A.,

by
/s/ Carol A. Ulmer
Name: Carol A. Ulmer
Title: Vice President


THE FUJI BANK, LIMITED,

by
/s/ Katsunori Nozawa
Name: Katsunori Nozawa
Title: Vice President and Manager


THE HOKKAIDO TAKUSHOKU BANK LTD.,

by
/s/ Hiromoto Ishizuka
Name: Hiromoto Ishizuka
Title: Vice President and Manager


THE INDUSTRIAL BANK OF JAPAN, TRUST COMPANY,

by
/s/ Junri Oda
Name: Junri Oda
Title: Senior Vice President and Senior
Manager


THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,

by
/s/ Rene O. LeBlanc
Name: Rene O. LeBlanc
Title: Deputy General Manager


THE LONG-TERM CREDIT BANK OF JAPAN (DEUTSCHLAND) AG,

by
/s/ Dieter Schroeter
Name: Dieter Schroeter
Title: Member of the Board of Managing
Directors

by
/s/ Norifumi Takada
Name: Norifumi Takada
Title: Advisor to Management


THE MITSUBISHI BANK, LTD.,

by
/s/ Paula Mueller
Name: Paula Mueller
Title: Vice President

THE MITSUBISHI TRUST AND BANKING CORPORATION,

by
/s/ Patricia Loret de Mola
Name: Patricia Loret de Mola
Title: Senior Vice President


THE SAKURA BANK, LTD.,

by
/s/ Masahiro Nakajo
Name: Masahiro Nakajo
Title: Senior Vice President and Manager


THE SANWA BANK, LIMITED, NEW YORK BRANCH,

by
/s/ Paul Judicke
Name: Paul Judicke
Title: Assistant Vice President


THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH,

by
/s/ Yoshinori Kawamura
Name: Yoshinori Kawamura
Title: Joint General Manager


THE SUMITOMO TRUST AND BANKING CO., LTD., NEW YORK
BRANCH,

by
/s/ Suraj P. Bhatia
Name: Suraj P. Bhatia
Title: Senior Vice President Manager,
Corporate Finance II Dept


THE TORONTO-DOMINION BANK,

by
/s/ Kimberly Burleson
Name: Kimberly Burleson
Title: MGR, CR ADMW


THE TRAVELERS INSURANCE COMPANY,

by
/s/ Allen R. Cantrell
Name: Allen R. Cantrell
Title: Investment Officer


UNION BANK OF FINLAND, LTD.,

by
/s/ Pentti Mansukoski/Eric I Mann
Name: Pentti Mansukoski/Eric I. Mann
Title: Senior Vice President/Vice
President


UNITED STATES NATIONAL BANK OF OREGON,

by
/s/ Chris J. Karlin
Name: Chris J. Karlin
Title: Vice President


VAN KAMPEN MERRITT PRIME RATE INCOME TRUST,

by
/s/ Jeffrey W. Maillet
Name: Jeffrey W. Maillet
Title: Vice Pres. and Portfolio Mgr.


BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION,

by
/s/ Phillip F. Van Winkle
Name: Phillip F. Van Winkle
Title: Vice President